                                                                    Exhibit 24.1
                                                                    ------------

                               POWER OF ATTORNEY
                               -----------------

    KNOW ALL PERSONS BY THESE PRESENTS, that each officer and/or director of Evans & Sutherland Computer Corporation whose signature appears below constitutes and appoints James R. Oyler, John T. Lemley, and Gary E. Meredith, or any of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign in the name and on behalf of the undersigned, as a director and/or officer of said corporation, the Annual Report on Form 10K of Evans & Sutherland Computer Corporation for the year ended December 29, 1995, and any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney's-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney's-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 20th day of February, 1996.


    Signature                Title                  Date
    ---------                -----                  ----

/s/ Stewart Carrell  Chairman of the Board of  February 20, 1996
- -------------------        Directors
Stewart Carrell


/s/ James R. Oyler   President and Chief       February 20, 1996
- -------------------  Executive Officer
James R. Oyler       (Principal Executive
                     Officer) and Director


/s/ John T. Lemley    Vice President and Chief  February 20, 1996
- -------------------   Financial Officer
John T. Lemley        (Principal Financial and
                      Accounting Officer)


    Signature                Title                    Date
    ---------                -----                    ----

/s/Gary E. Meredith       Senior Vice President and   February 20, 1996
- --------------------      Secretary
Gary E. Meredith


/s/Henry N. Christiansen  Director                    February 20, 1996
- ------------------------
Henry N. Christiansen


/s/Peter O. Crisp         Director                    February 20, 1996
- --------------------
Peter O. Crisp


/s/Ivan E. Sutherland     Director                    February 20, 1996
- ---------------------
Ivan E. Sutherland


/s/John E. Warnock        Director                    February 20, 1996
- ---------------------
John E. Warnock

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